Exhibit 99.1
DCP MIDSTREAM REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS
DENVER, February 8, 2023 (GLOBE NEWSWIRE) - Today, DCP Midstream, LP (NYSE: DCP) reported its financial results for the quarter and year ended December 31, 2022.
HIGHLIGHTS
•For the respective quarter and year ended December 31, 2022, DCP had net income attributable to partners of $261 million and $1,052 million, net cash provided by operating activities of $607 million and $1,882 million, adjusted EBITDA of $347 million and $1,699 million, and distributable cash flow of $213 million and $1,243 million.
•Generated $62 million and $615 million of excess free cash flow for the quarter and year ended December 31, 2022, respectively, after fully funding distributions and growth capital, inclusive of the James Lake acquisition.
•Record financial performance resulting in increases in adjusted EBITDA of 32%, distributable cash flow of 43%, and excess free cash flow of 23%, year-over-year.
•Redeemed the $500 million Series A Preferred Equity in the fourth quarter.
•For the year ended December 31, 2022, reduced $570 million of absolute debt, closing the year with 2.45 times bank leverage and an investment grade balance sheet.

FOURTH QUARTER AND YEAR END 2022 SUMMARY FINANCIAL RESULTS

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(Unaudited)
	(Millions, except per unit amounts)

Net income attributable to partners	$261	$315	$1,052	$391
Net income per limited partner unit - basic and diluted	$1.13	$1.44	$4.71	$1.59
Net cash provided by operating activities	$607	$391	$1,882	$646
Adjusted EBITDA(1)	$347	$330	$1,699	$1,291
Distributable cash flow(1)	$213	$219	$1,243	$869
Excess free cash flow(1)	$62	$122	$615	$500
(1)This press release includes the following financial measures not presented in accordance with U.S. generally accepted accounting principles, or GAAP: adjusted EBITDA, distributable cash flow, excess free cash flow, and adjusted segment EBITDA. Each such non-GAAP financial measure is defined below under “Non-GAAP Financial Information”, and each is reconciled to its most directly comparable GAAP financial measure under “Reconciliation of Non-GAAP Financial Measures” in schedules at the end of this press release.

CEO'S PERSPECTIVE
"Looking back on 2022, I'm very proud of the commitment to operational excellence that continues to be displayed by the DCP Team. Consistent hard work and focus have resulted in record financial results and an investment grade balance sheet," said Don Baldridge, interim CEO. "We've built great momentum going into 2023, and with an integration with Phillips 66 on the horizon, the DCP portfolio is well-positioned to execute our wellhead-to-market strategy."

TRANSACTION UPDATE
On January 5, 2023 we entered into a merger agreement with Phillips 66. Phillips 66 will pay $41.75 for each outstanding common unit of DCP Midstream, LP. Completion of the merger is subject to certain customary closing conditions as set forth in the Merger Agreement, which is expected to be completed in the second quarter of 2023. Once finalized, Phillips 66’s economic interest in DCP Midstream will be nearly 87%, with the remaining common equity held by Enbridge Inc.
COMMON UNIT DISTRIBUTIONS
On January 24, 2023, DCP announced a quarterly common unit distribution of $0.43 per limited partner unit. DCP generated distributable cash flow of $213 million and $1,243 million for the quarter and year ended December 31, 2022, respectively. Distributions declared were $90 million and $350 million for the quarter and year ended December 31, 2022, respectively.
REDEMPTION OF SERIES A PREFERRED UNITS
On December 15, 2022 we paid $500 million to redeem in full the outstanding Series A Preferred Units at a redemption price of $1,000 per unit using cash as well as borrowings under our credit facilities.

FOURTH QUARTER 2022 OPERATING RESULTS BY BUSINESS SEGMENT
Logistics and Marketing
Logistics and Marketing segment net income attributable to partners for the three months ended December 31, 2022 and 2021 was $218 million and $188 million, respectively.
Adjusted segment EBITDA increased to $209 million for the three months ended December 31, 2022, from $161 million for the three months ended December 31, 2021, primarily as a result of favorable NGL and gas marketing results and tariffs on NGL pipelines.
The following table represents volumes for the Logistics and Marketing segment:

			Three Months Ended December 31, 2022	Three Months Ended September 30, 2022	Three Months Ended December 31, 2021
NGL Pipeline	% Owned	Net Pipeline Capacity (MBbls/d)	Average NGL Throughput (MBpd)	Average NGL Throughput (MBpd)	Average NGL Throughput (MBpd)
Sand Hills	67%	333	291	313	289
Southern Hills	67%	128	114	117	122
Front Range	33%	87	79	79	71
Texas Express	10%	37	22	23	21
Other	Various	310	181	199	189
Total		895	687	731	692

Gathering and Processing
Gathering and Processing segment net income attributable to partners for the three months ended December 31, 2022 and 2021 was $209 million and $279 million, respectively.
Adjusted segment EBITDA decreased to $235 million for the three months ended December 31, 2022, from $237 million for the three months ended December 31, 2021, as a result of higher operating and maintenances expenses, partially offset by higher margins in the Midcontinent and higher volumes in the South region and DJ Basin.
The following table represents volumes for the Gathering and Processing segment:

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2022	Three Months Ended September 30, 2022	Three Months Ended December 31, 2021
System	Net Plant/Treater Capacity (MMcf/d)	Average Wellhead Volumes (MMcf/d)	Average Wellhead Volumes (MMcf/d)	Average Wellhead Volumes (MMcf/d)
North	1,580	1,586	1,600	1,556
Midcontinent	1,110	826	840	852
Permian	1,220	1,006	1,047	1,003
South	1,630	1,012	1,005	740
Total	5,540	4,430	4,492	4,151

CREDIT FACILITIES AND DEBT
DCP has two credit facilities with up to $1.75 billion of total capacity. Proceeds from these facilities can be used for working capital requirements and other general partnership purposes including growth and acquisitions.
•DCP has a $1.4 billion senior unsecured revolving credit agreement, or the Credit Agreement, that matures on March 18, 2027. As of December 31, 2022, total unused borrowing capacity under the Credit Agreement was $1,390 million, net of $10 million of letters of credit.
•DCP has an accounts receivable securitization facility that provides up to $350 million of borrowing capacity that matures August 12, 2024. As of December 31, 2022, DCP had $40 million of outstanding borrowings under the accounts receivable securitization facility.
As of December 31, 2022, DCP had $4.9 billion of total consolidated principal debt outstanding. The total debt outstanding includes $550 million of junior subordinated notes which are excluded from debt pursuant to DCP's Credit Agreement leverage ratio calculation. For the twelve months ended December 31, 2022, DCP's bank leverage ratio was 2.45 times. The effective interest rate on DCP's overall debt position, as of December 31, 2022, was 5.48%.
CAPITAL EXPENDITURES AND INVESTMENTS
During the quarter and year ended ended December 31, 2022, DCP had growth capital expenditures, acquisition, and equity investments totaling $59 million and $284 million, respectively, including our third quarter acquisition of the James Lake system for $161 million, and sustaining capital expenditures totaling $59 million and $125 million, respectively.

NON-GAAP FINANCIAL INFORMATION
This press release and the accompanying financial schedules include the following non-GAAP financial measures: adjusted EBITDA, distributable cash flow, excess free cash flow, and adjusted segment EBITDA. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. DCP's non-GAAP financial measures should not be considered in isolation or as an alternative to its financial measures presented in accordance with GAAP, including operating revenues, net income or loss attributable to partners, net cash provided by or used in operating activities or any other measure of liquidity or financial performance presented in accordance with GAAP as a measure of operating performance, liquidity or ability to service debt obligations and make cash distributions to unitholders. The non-GAAP financial measures presented by DCP may not be comparable to similarly titled measures of other companies because they may not calculate their measures in the same manner.
DCP defines adjusted EBITDA as net income or loss attributable to partners adjusted for (i) distributions from unconsolidated affiliates, net of earnings, (ii) depreciation and amortization expense, (iii) net interest expense, (iv) noncontrolling interest in depreciation and income tax expense, (v) unrealized gains and losses from commodity derivatives, (vi) income tax expense or benefit, (vii) impairment expense and (viii) certain other non-cash items. Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes these measures provide investors meaningful insight into results from ongoing operations.
The commodity derivative non-cash losses and gains result from the marking to market of certain financial derivatives used by us for risk management purposes that we do not account for under the hedge method of accounting. These non-cash losses or gains may or may not be realized in future periods when the derivative contracts are settled, due to fluctuating commodity prices.
Adjusted EBITDA is used as a supplemental liquidity and performance measure and adjusted segment EBITDA is used as a supplemental performance measure by DCP's management and by external users of its financial statements, such as investors, commercial banks, research analysts and others to assess:
•financial performance of DCP's assets without regard to financing methods, capital structure or historical cost basis;
•DCP's operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing methods or capital structure;
•viability and performance of acquisitions and capital expenditure projects and the overall rates of return on investment opportunities;
•performance of DCP's business excluding non-cash commodity derivative gains or losses; and
•in the case of adjusted EBITDA, the ability of DCP's assets to generate cash sufficient to pay interest costs, support its indebtedness, make cash distributions to its unitholders and pay capital expenditures.
DCP defines adjusted segment EBITDA for each segment as segment net income or loss attributable to partners adjusted for (i) distributions from unconsolidated affiliates, net of earnings, (ii) depreciation and amortization expense, (iii) net interest expense, (iv) noncontrolling interest in depreciation and income tax expense, (v)

unrealized gains and losses from commodity derivatives, (vi) income tax expense or benefit, (vii) impairment expense and (viii) certain other non-cash items. Adjusted segment EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations for that segment.
DCP defines distributable cash flow as adjusted EBITDA less sustaining capital expenditures, net of reimbursable projects, interest expense, cumulative cash distributions earned by the Series A, Series B and Series C Preferred Units (collectively the "Preferred Limited Partnership Units") and certain other items.
DCP defines excess free cash flow as distributable cash flow, as defined above, less distributions to limited partners, less expansion capital expenditures, net of reimbursable projects, and contributions to equity method investments, and less certain other items. Expansion capital expenditures are cash expenditures to increase DCP's cash flows, operating or earnings capacity. Expansion capital expenditures add on to or improve the capital assets owned, or acquire or construct new gathering lines and well connects, treating facilities, processing plants, fractionation facilities, pipelines, terminals, docks, truck racks, tankage and other storage, distribution or transportation facilities and related or similar midstream assets.
Sustaining capital expenditures are cash expenditures made to maintain DCP's cash flows, operating capacity or earnings capacity. These expenditures add on to or improve capital assets owned, including certain system integrity, compliance and safety improvements. Sustaining capital expenditures also include certain well connects, and may include the acquisition or construction of new capital assets. Income attributable to preferred units represent cash distributions earned by the Preferred Limited Partnership Units. Cash distributions to be paid to the holders of the Preferred Limited Partnership Units, assuming a distribution is declared by DCP's board of directors, are not available to common unit holders. Non-cash mark-to-market of derivative instruments is considered to be non-cash for the purpose of computing distributable cash flow because settlement will not occur until future periods, and will be impacted by future changes in commodity prices and interest rates. Distributable cash flow is used as a supplemental liquidity and performance measure by DCP's management and by external users of its financial statements, such as investors, commercial banks, research analysts and others, to assess DCP's ability to make cash distributions to its unitholders. Excess free cash flow is used as a supplemental liquidity and performance measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, and is useful to investors and management as a measure of our ability to generate cash. Once business needs and obligations are met, including cash reserves to provide funds for distribution payments on our units and the proper conduct of our business, which includes cash reserves for future capital expenditures and anticipated credit needs, this cash can be used to reduce debt, reinvest in the company for future growth, or return to unitholders.
ABOUT DCP MIDSTREAM, LP
DCP Midstream, LP (NYSE: DCP) is a Fortune 500 midstream master limited partnership headquartered in Denver, Colorado, with a diversified portfolio of gathering, processing, logistics and marketing assets. DCP is one of the largest natural gas liquids producers and marketers, and one of the largest natural gas processors in the U.S. The owner of DCP’s general partner is a joint venture between Phillips 66 and Enbridge. For more information, visit the DCP Midstream, LP website at www.dcpmidstream.com.

CAUTIONARY STATEMENTS
This press release may contain or incorporate by reference forward-looking statements as defined under the federal securities laws regarding DCP Midstream, LP, including projections, estimates, forecasts, plans and objectives. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond DCP's control. If any of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, DCP's actual results may vary materially from what management forecasted, anticipated, estimated, projected or expected.
The key risk factors that may have a direct bearing on DCP's results of operations and financial condition are described in detail in the "Risk Factors" section of DCP's most recently filed annual report and subsequently filed quarterly reports with the Securities and Exchange Commission. Investors are encouraged to closely consider the disclosures and risk factors contained in DCP's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The forward looking statements contained herein speak as of the date of this announcement. DCP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. Information contained in this press release is unaudited and subject to change.

Investors or Analysts:
Mike Fullman
mfullman@dcpmidstream.com
303-605-1628

DCP MIDSTREAM, LP
FINANCIAL RESULTS AND
SUMMARY FINANCIAL DATA
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(Millions, except per unit amounts)
Sales of natural gas, NGLs and condensate	$2,823	$3,248	$14,512	$10,786
Transportation, processing and other	161	152	684	539
Trading and marketing gains (losses), net	46	77	(203)	(618)
Total operating revenues	3,030	3,477	14,993	10,707
Purchases and related costs	(2,474)	(2,878)	(12,890)	(9,265)
Operating and maintenance expense	(195)	(177)	(729)	(659)
Depreciation and amortization expense	(90)	(91)	(360)	(364)
General and administrative expense	(76)	(65)	(286)	(223)
Asset impairments	—	(11)	(1)	(31)
(Loss) gain on sale of assets, net	(2)	(4)	6	(5)
Restructuring costs	(21)	—	(21)	—
Other (expense) income, net	(2)	1	3	5
Total operating costs and expenses	(2,860)	(3,225)	(14,278)	(10,542)
Operating income	170	252	715	165
Interest expense, net	(68)	(72)	(278)	(299)
Earnings from unconsolidated affiliates	156	142	620	535
Income tax benefit (expense)	3	(6)	(1)	(6)
Net income attributable to noncontrolling interests	—	(1)	(4)	(4)
Net income attributable to partners	261	315	1,052	391
Series A preferred partner's interest in net income	(7)	(9)	(35)	(37)
Series B preferred partner's interest in net income	(3)	(3)	(13)	(13)
Series C preferred partner's interest in net income	(2)	(2)	(9)	(9)
Redemption of Series A preferred limited partners' units	(13)	—	(13)	—
Net income allocable to limited partners	$236	$301	$982	$332
Net income per limited partner unit — basic and diluted	$1.13	$1.44	$4.71	$1.59
Weighted-average limited partner units outstanding — basic	208.4	208.4	208.4	208.4
Weighted-average limited partner units outstanding — diluted	208.5	208.6	208.5	208.6

	December 31,	December 31,
	2022	2021
	(Millions)
Cash and cash equivalents	$1	$1
Other current assets	1,701	1,748
Property, plant and equipment, net	7,763	7,701
Other long-term assets	3,869	3,930
Total assets	$13,334	$13,380

Current liabilities	$1,998	$1,655
Current debt	506	355
Long-term debt	4,357	5,078
Other long-term liabilities	437	416
Partners' equity	6,011	5,851
Noncontrolling interests	25	25
Total liabilities and equity	$13,334	$13,380

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(Millions)
Reconciliation of Non-GAAP Financial Measures:
Net income attributable to partners	$261	$315	$1,052	$391
Interest expense, net	68	72	278	299
Depreciation, amortization and income tax expense, net of noncontrolling interests	87	98	360	369
Distributions from unconsolidated affiliates, net of earnings	21	—	104	69
Asset impairments	—	11	1	31
Other non-cash charges	(1)	5	3	7
Loss (gain) on sale of assets, net	2	—	(6)	—
Non-cash commodity derivative mark-to-market	(91)	(171)	(93)	125
Adjusted EBITDA	347	330	1,699	1,291
Interest expense, net	(68)	(72)	(278)	(299)
Sustaining capital expenditures, net of noncontrolling interest portion and reimbursable projects (a)	(59)	(23)	(125)	(67)
Distributions to preferred limited partners (b)	(12)	(14)	(57)	(59)
Other, net	5	(2)	4	3
Distributable cash flow	213	219	1,243	869
Distributions to limited partners	(90)	(81)	(342)	(325)
Acquisition	—	—	(161)	—
Expansion capital expenditures and equity investments, net of reimbursable projects	(59)	(16)	(123)	(43)
Other, net	(2)	—	(2)	(1)
Excess free cash flow	$62	$122	$615	$500

Net cash provided by operating activities	$607	$391	$1,882	$646
Interest expense, net	68	72	278	299
Net changes in operating assets and liabilities	(210)	45	(321)	244
Non-cash commodity derivative mark-to-market	(91)	(171)	(93)	125
Other, net	(27)	(7)	(47)	(23)
Adjusted EBITDA	347	330	1,699	1,291
Interest expense, net	(68)	(72)	(278)	(299)
Sustaining capital expenditures, net of noncontrolling interest portion and reimbursable projects (a)	(59)	(23)	(125)	(67)
Distributions to preferred limited partners (b)	(12)	(14)	(57)	(59)
Other, net	5	(2)	4	3
Distributable cash flow	213	219	1,243	869
Distributions to limited partners	(90)	(81)	(342)	(325)
Acquisition	—	—	(161)	—
Expansion capital expenditures and equity investments, net of reimbursable projects	(59)	(16)	(123)	(43)
Other, net	(2)	—	(2)	(1)
Excess free cash flow	$62	$122	$615	$500
(a) Excludes reimbursements for leasehold improvements
(b) Represents cumulative cash distributions earned by the Series A, B and C Preferred Units, assuming distributions are declared by DCP's board of directors.

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
SEGMENT FINANCIAL RESULTS AND OPERATING DATA
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(Millions, except as indicated)
Logistics and Marketing Segment:
Financial results:
Segment net income attributable to partners	$218	$188	$722	$596
Non-cash commodity derivative mark-to-market	(28)	(28)	25	19
Depreciation and amortization expense	2	3	12	12
Distributions from unconsolidated affiliates, net of earnings	17	—	91	56
Asset impairments	—	—	—	13
Other charges	—	(2)	—	(2)
Adjusted segment EBITDA	$209	$161	$850	$694

Operating and financial data:
NGL pipelines throughput (MBbls/d)	687	692	705	652
NGL fractionator throughput (MBbls/d)	56	57	55	52
Operating and maintenance expense	$7	$9	$36	$38

Gathering and Processing Segment:
Financial results:
Segment net income attributable to partners	$209	$279	$933	$347
Non-cash commodity derivative mark-to-market	(63)	(143)	(118)	106
Depreciation and amortization expense, net of noncontrolling interest	84	83	328	324
Distributions from unconsolidated affiliates, net of earnings	4	—	13	13
Asset impairments	—	11	1	18
Other charges	(1)	7	3	9
Loss (gain) on sale of assets, net	2	—	(6)	—
Adjusted segment EBITDA	$235	$237	$1,154	$817

Operating and financial data:
Natural gas wellhead (MMcf/d)	4,430	4,151	4,353	4,196
NGL gross production (MBbls/d)	418	417	421	398
Operating and maintenance expense	$182	$160	$671	$603